Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
CaliberCos Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	4,000,000	(4)	$0.8901	(3)	$3,560,400	$0.00014760	$525.52
Equity	Class A Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	2,000,000	(2)	$0.7566	(5)	$1,513,200	$0.00014760	$223.35
	Total Offering Amounts						$5,073,600		$748.87
	Total Fees Previously Paid								—
	Total Fee Offset								—
	Net Fee Due								$748.87

(1) This Registration Statement covers, in addition to the number of shares of the Registrant’s Class A common stock (“Common Stock”) stated above, such indeterminate number of any additional shares of Common Stock that may become issuable under the CaliberCos Inc. 2024 Equity Incentive Plan and CaliberCos Inc. Employee Stock Purchase Plan, by reason of any stock split, stock dividend or similar transaction pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).
(2) Represents shares of Common Stock reserved for issuance under the CaliberCos Inc. 2024 Equity Incentive Plan.
(3) Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed based on the average of the high and low sale prices of the Common Stock reported on the NASDAQ Stock Market on June 26, 2024, a date within five business days prior to the date of filing the Registration Statement.
(4) Represents shares of Common Stock reserved for issuance under the CaliberCos Inc. Employee Stock Purchase Plan.
(5) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.8901, the average of the high and low prices of the Common Stock on the NASDAQ Stock Market on June 26, 2024, multiplied by 85%. The exercise price per share of the shares subject to an option for an offering period shall be the lesser of: (1) 85% of the fair market value of a share of Common Stock on the applicable grant date; or (2) 85% of the fair market value of a share of Common Stock on the applicable exercise date.